UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

Eagle Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Ln., Suite 900
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 2 to Credit Agreement

On February 4, 2025 (the “Amendment Closing Date”), the Company entered into Amendment No. 2 (the “Amendment”), to that certain unsecured credit agreement with the lenders identified therein and JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank and swingline bank thereunder dated as of July 1, 2021 (as amended by Amendment No. 1 to Credit Agreement, dated as of May 5, 2022, and as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; and as amended, restated, supplemented or otherwise modified by the Amendment, the “Credit Agreement”). The Existing Credit Agreement provided the Company with (1) a senior unsecured term loan A credit facility in the aggregate principal amount of $200 million (the “Existing Initial Term Loan Facility”) and (2) a senior unsecured revolving commitments in an aggregate principal amount of up to $750 million, with a letter of credit sub-facility of $40 million, with a swingline loan sub-facility of $25 million (the “Existing Revolving Loan Facility”). Under the Existing Credit Agreement, the Existing Initial Term Loan Facility matured on May 5, 2027 and the Existing Revolving Loan Facility matured on May 5, 2027.

The Amendment amended the Existing Credit Agreement, to, among other things, (1) provide the Company with a new senior unsecured term loan A credit facility in the aggregate principal amount of $300 million (the “New Initial Term Loan Facility”), the proceeds of which were used to refinance in full the Existing Initial Term Loan Facility, to repay a portion of the loans outstanding under the Existing Revolving Loan Facility and to pay certain fees and expenses in connection with the transactions contemplated by the Amendment, (2) provide the Company with a new senior unsecured revolving commitments in an aggregate principal amount of up to $750 million, with a letter of credit sub-facility of $40 million, with a swingline loan sub-facility of $25 million (the “New Revolving Loan Facility”) to replace in full the Existing Revolving Loan Facility and (3) provide that the New Revolving Loan Facility matures on February 4, 2030 and the New Initial Term Loan Facility matures on February 4, 2030 (the “Term Maturity Date”).

The Credit Agreement also provides the Company with an uncommitted incremental facility in an aggregate principal amount of up to $375 million, which may take the form of revolving loans and/or term loans. The proceeds of the Loans (under and as defined in the Credit Agreement) will be used only to finance the working capital needs, and for general corporate purposes (including, without limitation, the repayment of outstanding Loans under the Existing Credit Agreement and the payment of fees under any Loan Document (including, without limitation, the Amendment)), of the Borrower and its Subsidiaries including, without limitation, to finance working capital needs and to finance acquisitions and similar investments.

The New Initial Term Loan Facility was fully drawn on February 4, 2025 (the proceeds of the New Initial Term Loan Facility, the “New Initial Term Loans”) and is repayable in equal quarterly installments in an amount equal to 1.25% of the original principal amount of the New Initial Term Loans (such quarterly installment to begin on March 31, 2025), with the remaining principal balance due and payable on the Term Maturity Date. The New Initial Term Loans may be repaid in whole or in part, without premium or penalty, subject to prior written notice to the administrative agent.

Interest

The Credit Agreement provides that the Company may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to either a base rate or SOFR rate, in each case, plus an Applicable Rate based on the Company’s senior unsecured long-term debt rating. The Credit Agreement also provides for a customary spread to be added to any Loan that is borrowed at the applicable SOFR rate. The Credit Agreement also contains customary benchmark replacement language.

Covenants

The Credit Agreement contains certain covenants that are substantially similar to the covenants in the Existing Credit Agreement and that, among other things, impose restrictions on the business of the Company and certain Subsidiaries, in each case, with certain exceptions, thresholds or caps that are permitted. The restrictions that these covenants place on the Company include, but are not limited to, limitations on their ability to:

•	effectuate a Change of Control (as defined in the Credit Agreement);

•	consolidate or merge with or into any other Person;

•	sell, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Consolidated Subsidiaries;

•	create liens; and

•	permit Consolidated Subsidiaries (as defined in the Credit Agreement) to incur Debt (as defined in the Credit Agreement).

General

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Company.

The description relating to the Amendment and the Credit Agreement in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of February 4, 2025, by and among the Company, the lenders identified therein and JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank and swingline lender thereunder.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

Date: February 4, 2025	By:	/s/ D. Craig Kesler
D. Craig Kesler
Executive Vice President – Finance and
Administration and Chief Financial Officer